Exhibit 99.1

FOR IMMEDIATE RELEASE	OTCQX: RESX

RestorGenex Reports Financial Results

Buffalo Grove, Illinois (August 12, 2015) - RestorGenex Corporation (OTCQX: RESX), a specialty biopharmaceutical company focused on developing products for oncology, ophthalmology and dermatology, today reported its cash balance and financial results for the six months ended June 30, 2015.

As of June 30, 2015, cash and cash equivalents totaled approximately $16.5 million, which the Company believes is sufficient to fund its operations into the second half of 2016. The Company has no debt. RestorGenex incurred a net loss of $7.5 million for the six months ended June 30, 2015, or $0.40 per share, compared to net loss of $5.8 million, or $0.62 per share, for the six months ended June 30, 2014. The increase in the net loss reflects the higher expenses associated with product development of the Company’s core product, RES-529.

RES-529 is the lead compound of a group of 14 compounds that affect the PI3K/Akt/mTOR pathway. RES-529 interferes with the molecular components that form TORC1 and TORC2 within this pathway and prevent these complexes from generating and potentiating signaling. Pre-clinical work is in progress to enable an IND utilizing an oral formulation for the treatment of glioblastoma, for which RestorGenex obtained orphan drug designation in early 2015. The Company plans on initiating human clinical trials in glioblastoma in 2016. In addition, work is in progress to allow for the next round of human clinical trials in age-related macular degeneration for which two Phase I studies have been completed.

The Company intends to file its Quarterly Report on Form 10-Q for the period ended June 30, 2015 later today.

About RestorGenex Corporation

RestorGenex is a specialty biopharmaceutical company focused on developing a portfolio of first-in-class therapeutic products to treat diseases across the oncologic, ophthalmologic and dermatologic space. RestorGenex’s lead product is a novel PI3K/Akt/mTOR pathway inhibitor which has completed two Phase I clinical trials for age-related macular degeneration and is in pre-clinical development for glioblastoma multiforme. The current pipeline also includes a “soft” anti-androgen compound for the treatment of acne vulgaris. RestorGenex’s novel inhibition of the PI3K pathway and unique targeting of the androgen receptor show promise in a number of additional diseases, which the Company is evaluating for the purpose of creating safe and effective treatments and innovative therapies. For additional information please see: www.restorgenex.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the potential benefits of RES-529 and RestorGenex’s anticipated clinical work in 2016 and other statements that are not historical in nature, particularly those that utilize terminology such as “plans,” “expects,” “anticipates,” “may,” “could,” “future,” “continue,” “show promise,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause RestorGenex’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular risks and uncertainties include, among others, uncertainties involved in clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance, RestorGenex’s ability to license out its existing products and technologies and license in additional products and technologies and the terms of such licenses; and other risks and uncertainties described in RestorGenex’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release speak only as of the date of this release and are based on RestorGenex’s current beliefs and expectations. RestorGenex undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information

The Trout Group LLC

Marcy Nanus, 646-378-2927

mnanus@troutgroup.com

PCG Advisory Group

Stephanie Prince, 646-762-4518
sprince@pcgadvisory.com